Exhibit 1.3
KongZhong Corporation
35th Floor, Tengda Plaza
No. 168 Xizhimenwai Street
Beijing, China 100044
(NASD: KONG)

FORM OF PROXY FOR USE AT THE ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT THE 35TH FLOOR, TENGDA PLAZA, NO. 168 XIZHIMENWAI STREET, BEIJING, CHINA ON WEDNESDAY, SEPTEMBER 12, 2007 AT 10 A.M.

I/WeNote 1 _________________________________________________________________________________________________________
of  _______________________________________________________________________________________________________________
being the registered holder(s) of ________________________ shares of par value US$0.0000005 eachNote 2 in the capital of KongZhong Corporation (the “Company”) HEREBY APPOINTS THE CHAIRMAN OF THE MEETING  orNote 3 _______________________________________________
of ________________________________________________________________________________________________________ or failing him ____________________________________ of _______________________________________________________________________
________________________________ to act as my/our proxy to attend, act and vote on my/our behalf at the Annual General Meeting of the Company to be held at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China on Wednesday, September 12, 2007 at 10 a.m. and at any adjournment thereof, as the case may be, for the purpose of considering and, if thought fit, passing the following resolutions set out in the Notice of 2007 Annual General Meeting of Shareholders.

Please indicate with a “√” in the spaces provided how you wish your votes to be cast on a poll. If you wish to vote for the below resolutions, check the appropriate boxes marked “For”. If you wish to vote against the below resolutions, check the appropriate boxes marked “Against”. Should this form be returned duly signed but without a specific direction, the proxy will vote or abstain at his or her discretion.

Ordinary Resolutions	For	Against
Proposal No. 1. To Re-elect Directors IT WAS RESOLVED, as an Ordinary Resolution, THAT: (a) Yunfan Zhou be and hereby is re-elected as a director for a three-year term.
(b) Hui (Tom) Zhang be and hereby is re-elected as a director for a three-year term.
Proposal No. 2. To Reappoint Our Independent Auditors

IT WAS RESOLVED, as an Ordinary Resolution, THAT:

Deloitte Touche Tohmatsu be and hereby is reappointed as the Company’s independent auditor for the fiscal year 2007, to hold office until the next Annual General Meeting.

Dated __________________ Signature(s)Note 4_____________________________________

KongZhong Schedules Conference Call for
2007 Second Quarter Earnings

Beijing, July 31, 2007 - KongZhong Corporation (Nasdaq : KONG), a leading provider of wireless value added services and also operates one of the leading wireless internet portals in China, plans to release its 2007 second quarter financial results after the US financial markets close on August 20, 2007. The Company will host a conference call at 8:30 pm (EST) to discuss the results.
(Speakers)
Yunfan Zhou, Chairman & Chief Executive Officer
Nick Yang, President
Sam Sun, Chief Financial Officer

Hong Kong Time:	August 21, 2007, Tuesday, 8:30 am
Eastern Time:	August 20, 2007, Monday, 8:30 pm
Pacific Time:	August 20, 2007, Monday, 5:30 pm

CONFERENCE CALL ACCESS NUMBERS:
China Toll Free Number:  10-800-130-0399
Hong Kong Toll Number:  +852-3002-1672
USA Toll Free Number:  +1-888-679-8035
USA Toll Number:  +1-617-213-4848
PASSCODE:  65574289
Pre registration URL:  https://www.theconferencingservice.com/prereg/key.process?key=PR4CMA98W

REPLAY ACCESS NUMBERS (FOR 7 DAYS):
USA Toll Free Number:  1-888-286-8010
USA Toll Number:  1-617-801-6888
PASSCODE:  17917942

WEBCAST:
http://ir.kongzhong.com/overview.htm

For information, please contact:
Sam Sun of KongZhong Corporation
Tel:	+86 10 8857 6000
Fax:	+86 10 8857 5891
Email:	ir@kongzhong.com

Note 1
Full name(s) and address(es) to be inserted in BLOCK CAPITALS. In the case of joint holders of a share, any one of such persons may vote at the Annual General Meeting, either personally or by proxy, in respect of such share as if he or she was solely entitled thereto, but if more than one such joint holders is present at the Annual General Meeting, personally or by proxy, that one of the said persons so present whose name stands first on the register of Members of the Company in respect of such shares shall alone be entitled to vote in respect thereof.

Note 2
Please insert the number of share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the shares in the capital of the Company registered in your name(s).

Note 3
If any proxy other than the Chairman is preferred, strike out THE CHAIRMAN OF THE MEETING and insert the name and address of the proxy desired in the space provided. ANY ALTERATION MADE TO THIS FORM OF PROXY MUST BE INITIALLED BY THE PERSON WHO SIGNS IT. The proxy need not be a Member of the Company but must attend the Annual General Meeting in person to represent you.

Note 4
This form of proxy must be signed by your or your attorney duly authorized in writing or, in the case of a corporation, must be either under its common seal or under the hand of an officer, attorney or other person duly authorized the sign the same.

To be valid, this form of proxy, together with the power of attorney or other authority (if any) under which it is signed or a notarially certified copy thereof, must be deposited at the Company offices at the 35th Floor, Tengda Plaza, No. 168 Xizhimenwai Street, Beijing, China 100044 no later than September 11 2007, 10 a.m. Beijing time. Completion and delivery of this form will not preclude you from attending and voting at the Annual General Meeting in person if you so wish, but the authority of your proxy will become invalid forthwith.